Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter and Year Ended December 31, 2019 and Declares First Quarter 2020 Distribution of $0.34 Per Share

NEW YORK--(BUSINESS WIRE)--February 26, 2020--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter and year ended December 31, 2019 and reported fourth quarter net investment income of $0.32 per weighted average share and adjusted net investment income1 of $0.36 per weighted average share. At December 31, 2019, net asset value (“NAV”) per share was $13.26, compared to $13.35 at September 30, 2019, and $13.22 at December 31, 2018. The Company also announced that its board of directors declared a first quarter distribution of $0.34 per share, which will be payable on March 27, 2020 to holders of record as of March 13, 2020.

Selected Financial Highlights

(in thousands, except per share data)	December 31, 2019
Investment Portfolio(1)	$3,181,702
Total Assets	$3,266,055
Total Statutory Debt(2)	$1,734,936
NAV	$1,283,468

NAV per Share	$13.26
Statutory Debt/Equity	1.35x

Investment Portfolio Composition	December 31, 2019	Percent of Total
First Lien	$1,801,615	56.6%
Second Lien(1)	810,290	25.5%
Subordinated	66,774	2.1%
Preferred Equity	135,694	4.3%
Investment Fund	202,400	6.3%
Common Equity and Other(3)	164,929	5.2%
Total	$3,181,702	100.0%

Supplemental Information Regarding Adjusted Net Investment Income

	Three Months Ended December 31, 2019
(in millions, except per share data)	GAAP(4)	Non-recurring Adjustments(5)	Adjusted(5)
Net investment income ("NII")	$30.6	$3.8	$34.4
Net investment income per weighted average share	$0.32	$0.04	$0.36
(1) Includes collateral for securities purchased under collateralized agreements to resell.
(2) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.
(3) Includes investments held in New Mountain Net Lease Corporation (“NMNLC”).
(4) Accounting principles generally accepted in the United States of America (“GAAP”).
(5) Adjusted net investment income includes $3.8 million non-recurring interest and incentive fee adjustment related to PPVA Fund, L.P.

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only nine portfolio companies, representing approximately $165 million of the cost of all investments made since inception in October 2008, or approximately 2.2% of $7.7 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: “The fourth quarter represented another strong quarter of performance for NMFC. We originated $286 million of investments, which fully deployed the proceeds from our October equity raise. Additionally, we have maintained a fully invested and levered portfolio throughout the quarter.”

“We are very pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategy of focusing on 'defensive growth' industries and on companies that we know well continues to prove to be a successful strategy. We believe one of our keys to success is the strength of the team and we continue to build the team over time, now at approximately 160 employees.”

Portfolio and Investment Activity2

As of December 31, 2019, the Company’s NAV was approximately $1,283.5 million and its portfolio had a fair value of approximately $3,181.7 million in 115 portfolio companies, with a weighted average YTM at Cost3 of approximately 9.5%. For the three months ended December 31, 2019, the Company made approximately $286.2 million of originations and commitments4. The $286.2 million includes approximately $147.5 million of investments in five new portfolio companies and approximately $138.7 million of follow-on investments in seventeen portfolio companies held as of September 30, 2019. For the three months ended December 31, 2019, the Company had $43.9 million of sales and cash repayments4 of approximately $73.5 million.

Consolidated Results of Operations

Quarterly Results

The Company’s total investment income for the three months ended December 31, 2019 and 2018 was approximately $73.2 million and $63.5 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended December 31, 2019 and 2018 were approximately $42.6 million and $36.0 million, respectively. Total net expenses, after income tax expense, for the three months ended December 31, 2019 and 2018 consisted of approximately $22.6 million and $18.2 million, respectively, of costs associated with the Company’s borrowings and approximately $18.0 million and $15.3 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets held under revolving credit facilities that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of December 31, 2019 and 2018 totaled approximately $829.0 million and $525.7 million, respectively. For the three months ended December 31, 2019 and 2018 management fees waived were approximately $3.5 million and $2.1 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended December 31, 2019 and 2018 were approximately $2.0 million and $2.5 million, respectively.

For the three months ended December 31, 2019 and 2018, the Company recorded approximately $9.1 million and $28.8 million, respectively, of net realized and unrealized losses.

Annual Results

The Company’s total investment income for the years ended December 31, 2019 and 2018 was approximately $276.5 million and $231.5 million, respectively.

The Company’s total net expenses after income tax expense for the years ended December 31, 2019 and 2018 were approximately $159.3 million and $125.4 million, respectively. Total net expenses after income tax expense for the years ended December 31, 2019 and 2018 consisted of approximately $84.3 million and $57.1 million, respectively, of costs associated with the Company’s borrowings and approximately $66.4 million and $58.3 million, respectively, in net management and incentive fees. For the years ended December 31, 2019 and 2018, management fees waived were approximately $12.0 million and $6.7 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the years ended December 31, 2019 and 2018 were approximately $8.6 million and $10.0 million, respectively.

For the years ended December 31, 2019 and 2018, the Company recorded approximately $4.6 million and $33.7 million in net realized and unrealized losses, respectively.

Liquidity and Capital Resources

As of December 31, 2019, the Company had cash and cash equivalents of approximately $48.6 million and total statutory debt outstanding of approximately $1,734.9 million5, which consisted of approximately $661.6 million of the $800.0 million of total availability on the Holdings Credit Facility, $188.5 million of the $188.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $230.0 million of the $280.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $0 of the $30.0 million of total availability on the senior secured revolving credit facility (the “NMNLC Credit Facility”), $201.5 million6 of convertible notes outstanding and $453.3 million of unsecured notes outstanding. Additionally, the Company had $225.0 million of SBA-guaranteed debentures outstanding as of December 31, 2019.

Portfolio and Asset Quality2

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of December 31, 2019, one portfolio company had an investment rating of “3” and four portfolio companies had an investment rating of “4”. The Company’s investment in the portfolio company with an investment rating of “3” had an aggregate cost basis of approximately $7.5 million and an aggregate fair value of approximately $2.4 million. The Company’s investment in portfolio companies with an investment rating of “4” had an aggregate cost basis of approximately $55.1 million and an aggregate fair value of approximately $37.8 million.

Recent Developments

On February 19, 2020, the Company’s board of directors declared a first quarter 2020 distribution of $0.34 per share payable on March 27, 2020 to holders of record as of March 13, 2020.

[1] Adjusted net investment income includes $3.8 million non-recurring interest and incentive fee adjustment related to PPVA Fund, L.P.
[2] Includes collateral for securities purchased under collateralized agreements to resell.

[3] References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the "Portfolio Date", are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.

[4] Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[5] Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[6] Includes premium received on additional convertible notes issued in June 2019.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, February 27, 2020, to discuss its fourth quarter 2019 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)

	December 31, 2019	December 31, 2018
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,619,408 and $1,868,785, respectively)	$2,613,801	$1,861,323
Non-controlled/affiliated investments (cost of $82,825 and $78,438, respectively)	73,527	77,493
Controlled investments (cost of $449,308 and $382,503, respectively)	472,952	403,137
Total investments at fair value (cost of $3,151,541 and $2,329,726, respectively)	3,160,280	2,341,953
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	21,422	23,508
Cash and cash equivalents	48,574	49,664
Interest and dividend receivable	31,800	30,081
Receivable from affiliates	277	288
Other assets	3,702	3,172
Total assets	$3,266,055	$2,448,666

Liabilities
Borrowings
Holdings Credit Facility	$661,563	$512,563
Unsecured Notes	453,250	336,750
DB Credit Facility	230,000	57,000
SBA-guaranteed debentures	225,000	165,000
Convertible Notes	201,623	270,301
NMFC Credit Facility	188,500	60,000
Deferred financing costs (net of accumulated amortization of $28,390 and $22,234, respectively)	(17,640)	(17,515)
Net borrowings	1,942,296	1,384,099
Interest payable	16,484	12,397
Management fee payable	10,298	8,392
Incentive fee payable	7,646	6,864
Payable for unsettled securities purchased	1,780	20,147
Deferred tax liability	912	1,006
Payable to affiliates	673	1,021
Other liabilities	2,498	8,471
Total liabilities	1,982,587	1,442,397
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 and 100,000,000 shares authorized, respectively, and 96,827,342 and 76,106,372 shares issued and outstanding, respectively	968	761
Paid in capital in excess of par	1,287,853	1,035,629
Accumulated overdistributed earnings	(5,353)	(30,121)
Total net assets	$1,283,468	$1,006,269
Total liabilities and net assets	$3,266,055	$2,448,666

Number of shares outstanding	96,827,342	76,106,372
Net asset value per share	$13.26	$13.22

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)

	Year Ended December 31,
	2019	2018	2017
Investment income
From non-controlled/non-affiliated investments:
Interest income	$194,028	$153,645	$145,283
Dividend income	–	486	159
Non-cash dividend income	8,561	5,912	811
Other income	12,150	12,174	8,751
From non-controlled/affiliated investments:
Interest income	4,166	2,028	2,808
Dividend income	3,073	6,714	3,498
Non-cash dividend income	1,219	12,333	12,627
Other income	1,236	1,832	1,186
From controlled investments:
Interest income	10,528	6,226	1,709
Dividend income	32,011	21,731	15,740
Non-cash dividend income	8,918	6,648	4,415
Other income	617	1,736	819
Total investment income	276,507	231,465	197,806
Expenses
Interest and other financing expenses	84,297	57,050	37,094
Management fee	49,115	38,530	32,694
Incentive fee	29,288	26,508	25,101
Administrative expenses	4,046	3,629	2,779
Professional fees	3,065	4,497	3,658
Other general and administrative expenses	1,796	1,913	1,636
Total expenses	171,607	132,127	102,962
Less: management and incentive fees waived	(12,012)	(6,709)	(7,442)
Less: expenses waived and reimbursed	(335)	(276)	(474)
Net expenses	159,260	125,142	95,046
Net investment income before income taxes	117,247	106,323	102,760
Income tax expense	94	291	556
Net investment income	117,153	106,032	102,204
Net realized gains (losses):
Non-controlled/non-affiliated investments	872	(18,047)	(39,734)
Non-controlled/affiliated investments	–	8,387	–
Controlled investments	18	3	–
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	1,855	(30,758)	56,340
Non-controlled/affiliated investments	(8,353)	(2,344)	(4,748)
Controlled investments	3,010	10,896	(798)
Securities purchased under collateralized agreements to resell	(2,086)	(1,704)	(4,006)
Benefit (provision) for taxes	94	(112)	140
Net realized and unrealized (losses) gains	(4,590)	(33,679)	7,194
Net increase in net assets resulting from operations	$112,563	$72,353	$109,398
Basic earnings per share	$1.32	$0.95	$1.47
Weighted average shares of common stock outstanding-basic	85,209,378	76,022,375	74,171,268
Diluted earnings per share	$1.22	$0.91	$1.38
Weighted average shares of common stock outstanding-diluted	100,464,045	88,627,741	83,995,395
Distributions declared and paid per share	$1.36	$1.36	$1.36

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505